United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 30, 2014, the Board of Directors of Diamond Hill Investment Group, Inc. (the “Company”) approved an Amended and Restated Code of Regulations of the Company (the “Amended Regulations”), which replaces the Company’s previous regulations in their entirety.

The Company’s previous regulations were originally adopted in 2002. Until the recent approval by the Company’s shareholders at the 2014 annual meeting of amendments to permit the amendment of the regulations by the directors and to divide the offices of president and chief executive officer, the regulations had not been amended since their initial adoption. The Amended Regulations incorporate the recent amendments approved by the Company’s shareholders, update the name of the Company, and make numerous technical and conforming changes, largely to reflect changes in Ohio law since the original regulations were adopted, including addressing statutory changes regarding the use of technology, such as permitting the use of communications equipment for director and shareholder meetings.

Among the provisions in the Amended Regulations that were not in the previous regulations are advance notice provisions governing the timing of submission of notice of shareholder business to be brought before an annual meeting of shareholders and governing the nomination of director candidates, including shareholder nominations (provided that these requirements will not be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934). These advance notice provisions also address information that must be provided with any such submission of shareholder business or nomination.

The foregoing description of the changes to the Company’s code of regulations is qualified in its entirety by reference to the Amended and Restated Code of Regulations of the Company, which is set forth in Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Code of Regulations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	August 7, 2014	By:	/s/ James F. Laird
James F. Laird, Chief Financial Officer and Secretary